Exhibit 10.4

NOTICE OF CONVERSION

To:   Citadel Security Security Software Inc.

I, Kenneth Schnitzer, on behalf of Schnitzer Interests Limited, hereby elect to convert $200,000 principal of my Promissory Note and $5,961.65 interest accrued upon such principal amount through October 1, 2003 into 164,769 shares of Common Stock (the "shares") of Citadel Security Software Inc. (the "Company") at a conversion price of $1.25 per share.

I understand that the shares issued are restricted and that the certificate representing the shares shall be imprinted with a legend as required under applicable federal and state securities laws, until the registration statement that the Company proposes to file covering the shares is effective.

I am delivering this Notice and the Promissory Note to the Company. Please issue a certificate representing the Shares in my name and to the address specified below.

Signed: /s/ Kenneth Schnitzer

Kenneth Schnitzer, Exec. VP	Date: October 1, 2003
Name: Schnitzer Interests Limited
Address:	12 Greenway Plaza
Suite 1400
Houston, TX 77046